Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

Kenexa Corporation.
650 East Swedesford Road
2nd Floor
Wayne, PA 19087

We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement of our report dated February 21, 2006, relating to the consolidated financial statements, and schedules of Kenexa Corporation appearing in the Company’s Annual Report on Form 10-K for the year ended December 31, 2005.

We also consent to the reference to us under the caption “Experts” in the Prospectus.

/s/ BDO SEIDMAN, LLP
BDO Seidman, LLP
Philadelphia, Pennsylvania
December 22, 2006